                                                                    EXHIBIT 4.11


                              SECURITY AGREEMENT

     This Security Agreement is made as of ________________________ between CarsDirect.com, Inc., a Delaware corporation ("Pledgee"), and
((Name)) ("Pledgor").

                                   Recitals
                                   --------

     Pursuant to Pledgor's election to purchase Shares under the Option Agreement dated ((DateofGrant)) (the "Option"), between Pledgor and Pledgee under Pledgee's 1998 Stock Option Plan, and Pledgor's election under the terms of the Option to pay for such shares with his promissory note (the "Note"), Pledgor has purchased _________ shares of Pledgee's Common Stock (the "Shares") at a price of $((PriceperShare)) per share, for a total purchase price of $__________. The Note and the obligations thereunder are as set forth in Exhibit A to the Option.

     NOW, THEREFORE, it is agreed as follows:

     1.   Creation and Description of Security Interest. In consideration of the
          ---------------------------------------------
transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the Delaware Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number ___, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

     The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Option, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

     2.   Pledgor's Representations and Covenants.  To induce Pledgee to enter
          ---------------------------------------
into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

          (a)  Payment of Indebtedness.  Pledgor will pay the principal sum of
               -----------------------
the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

          (b)  Encumbrances. The Shares are free of all other encumbrances,
               ------------
defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

          (c)  Margin Regulations.  In the event that Pledgee's Common Stock is
               ------------------
now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

     3.   Voting Rights.  During the term of this pledge and so long as all
          -------------
payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

     4.   Stock Adjustments. In the event that during the term of the pledge
          -----------------
any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

     5.   Options and Rights. In the event that, during the term of this pledge,
          ------------------
subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

     6.   Default.  Pledgor shall be deemed to be in default of the Note and of
          -------
this Security Agreement in the event:

         (a) Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

         (b) Pledgor fails to perform any of the covenants set forth in the Option or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

     In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the Delaware Commercial Code.

     7.   Release of Collateral. Subject to any applicable contrary rules
          ---------------------
under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

     8.   Withdrawal or Substitution of Collateral.  Pledgor shall not sell,
          ----------------------------------------
withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

     9.   Term. The within pledge of Shares shall continue until the payment
          ----
of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

     10.  Insolvency. Pledgor agrees that if a bankruptcy or insolvency
          ----------
proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

     11.  Pledgeholder Liability.  In the absence of willful or gross
          ----------------------
negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

     12.  Invalidity of Particular Provisions.  Pledgor and Pledgee agree that
          -----------------------------------
the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     13.  Successors or Assigns. Pledgor and Pledgee agree that all of the
          ---------------------
terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

     14.  Governing Law.  This Security Agreement shall be interpreted and
          -------------
governed under the internal substantive laws, but not the choice of law rules, of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"PLEDGOR"                               ________________________________________
                                        ((Name))



"PLEDGEE"                               CarsDirect.com,Inc.,
                                        a Delaware corporation


                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Title


"PLEDGEHOLDER"                          ________________________________________
                                        Secretary of CarsDirect.com, Inc.

                                   EXHIBIT A

                                     NOTE

$_______________                                                Culver City, CA

                                                          Date:_________________

     FOR VALUE RECEIVED, ((Name)) promises to pay to CarsDirect.com, Inc., a Delaware corporation (the "Company"), or order, the principal sum of $__________, together with interest on the unpaid principal hereof from the date hereof at the rate of six percent per annum, compounded semiannually.

     Principal and interest shall be due and payable four years from the date hereof. Payment of principal and interest shall be made in lawful money of the United States of America.

     The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

     This Note is subject to the terms of the Option, dated as of ((DateofGrant)). This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

     The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

     In the event the undersigned shall cease to be an employee, director or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                                             ___________________________________
                                             ((Name))

Schedule to Exhibit 4.11
------------------------


------------------------------------------------------------------------------------------------------------
                                                                     Number of Shares as
Party                     Date of Execution    Interest on Note            Security           Amount of Note
-----------------------   ------------------   -----------------   ------------------------   --------------
------------------------------------------------------------------------------------------------------------
Scott Painter              January 1, 1999          6.00%                   75,000              $   75,000
------------------------------------------------------------------------------------------------------------
                           April 27, 1999           5.21%                  500,000              $      500
------------------------------------------------------------------------------------------------------------
                           August 3, 1999           6.08%                  750,000              $  262,500
------------------------------------------------------------------------------------------------------------
Frederick G. Silny         June 23, 1999            5.30%                  401,606              $  140,562
------------------------------------------------------------------------------------------------------------
Gerald Popek               August 11, 1999          6.00%                  350,000              $  122,500
------------------------------------------------------------------------------------------------------------
Eugene Schutt              September 11, 1999       6.00%                  500,000              $  750,000
------------------------------------------------------------------------------------------------------------
Christine Bucklin          November 4, 1999         6.00%                  500,000              $  750,000
------------------------------------------------------------------------------------------------------------
                           March 2, 2000            6.00%                   25,000              $  150,000
------------------------------------------------------------------------------------------------------------
Robert Brisco              November 5, 1999         6.00%                1,200,000              $1,800,000
------------------------------------------------------------------------------------------------------------
Neil Kaplan                November 15, 1999        6.00%                  105,000              $  157,500
------------------------------------------------------------------------------------------------------------
Lynn Walsh                 March 2, 2000            6.00%                  104,000              $  624,000
------------------------------------------------------------------------------------------------------------